CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in the Registration Statement on Form N-1A of our report dated November 30, 1999 relating to the financial statements and financial highlights of Allegiance American Value Fund, which appears in the Annual Report to Shareholders, which is also incorporated by reference. We also consent to the references to us under the headings "Financial Highlights", "Counsel And Independent Accountants" and "Financial Statements " in such Registration Statement.



/s/ PricewaterhouseCoopers LLP

Los Angeles, California
February 29, 2000